Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT AND

AMENDMENT NO. 1 TO SECURITY AGREEMENT

AMENDMENT NO. 1 (this “Amendment”) dated as of September 17, 2010 to (i) the Second Amended and Restated Credit Agreement dated as of October 19, 2009 (the “Credit Agreement”) among Windstream Corporation (the “Borrower”), the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Administrative Agent”), and Citibank, N.A. and Wachovia Bank, National Association, as co-documentation agents (the “Co-Documentation Agents”) and (ii) the Security Agreement dated as of July 17, 2006 (the “Security Agreement”) among the Borrower (formerly known as Alltel Holding Corp.), the guarantors party thereto and the Administrative Agent, as collateral agent.

W I T N E S S E T H:

WHEREAS, the parties hereto desire to amend certain provisions of the Credit Agreement and the Security Agreement, as provided herein;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Defined Terms; References. Unless otherwise defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after the amendments herein become effective, refer to the Credit Agreement as amended hereby.

Section 2. Amendments to the Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order:

“Consolidated Secured Debt” means, as of any date, the principal amount of Indebtedness of the Wireline Companies outstanding as of such date, determined on a consolidated basis, that is secured by a Lien on the assets of any such Wireline Company; provided that, for purposes of this definition, the term “Indebtedness” will not include (i) contingent obligations of any Wireline Company as an account party or applicant in respect of any letter of credit or letter of guaranty, unless such letter of credit or letter of guaranty supports an obligation that constitutes Indebtedness of a Person other than a Wireline Company, (ii) any obligation constituting Indebtedness pursuant to clause (j) of the definition thereof, (iii) any Earn-out Obligation or obligation in respect of purchase price adjustment permitted pursuant to Section 6.01(a)(xvi) and (iv) any bonds or similar instruments in the nature of surety, performance, appeal or similar bonds.

“Excluded RUS Grant Assets” means any RUS Grant Funds, any RUS Pledged Deposit Account (as defined in the Security Agreement), any assets purchased with RUS Grant Funds and any proceeds of the foregoing.

“Incremental Pari Passu Indebtedness” has the meaning assigned to such term in Section 2.01(g)(i).

“RUS” means the United States of America, acting through the Administrator of the Rural Utilities Service, and its successors.

“RUS Grant and Security Agreements” means the Broadband Initiatives Program Grant and Security Agreements by and among the Borrower, certain Subsidiaries of the Borrower and the RUS, substantially in the form delivered to the Administrative Agent prior to the Second ARCA First Amendment Effective Date as modified by the RUS Approval Letter dated September 14, 2010, with such changes as (i) shall be consented to by the Required Lenders or (ii) taken as a whole, shall not be materially adverse to the Lenders or the Borrower or its Subsidiaries, taken as a whole.

“RUS Grant Funds” means any funds disbursed by the RUS to any RUS Grantee pursuant to a RUS Grant and Security Agreement.

“RUS Grantee” means the Borrower and any Subsidiary which is party to a RUS Grant and Security Agreement.

“Second ARCA First Amendment Effective Date” shall have the meaning assigned thereto in Amendment No. 1 dated as of September 17, 2010 to this Agreement and the Security Agreement.

“Secured Leverage Ratio” means, on any date of determination, the ratio of (a) Consolidated Secured Debt as of such day to (b) Consolidated Adjusted EBITDA for the period of four consecutive Fiscal Quarters ended on such day (or, if such day is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter most recently ended before such day).

(b) The definition of Capital Expenditures in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting “or” immediately before clause (ii) thereto and (ii) inserting the word “or” and the following new clause (iii) immediately after clause (ii) of that definition:

“(iii) any capital expenditure paid for with RUS Grant Funds.”

(c) Section 2.01(g)(i) is hereby amended and restated in its entirety as follows:

“(i) At any time and from time to time prior to the Tranche B-2 Maturity Date, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to add one or more additional tranches of loans (“Incremental Loans” and each such tranche, an “Incremental Facility”), provided that at the time of each such request and upon the effectiveness of each Incremental Facility Amendment, (A) no Event of Default has occurred and is continuing or shall result therefrom, (B) the Borrower shall be in compliance on a Pro Forma Basis with the covenants contained in Sections 6.14 and 6.15 recomputed as of the last day of the most-recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b), (C) if the sum of (i) the aggregate principal amount of all Permitted Pari Passu Indebtedness incurred since the Second ARCA Effective Date and (ii) all commitments, loans and other extensions of credit made available under the Incremental Facilities since the Second ARCA Effective Date (all such Permitted Pari Passu Indebtedness and commitments, loans and extensions of credit incurred or made available since the Second ARCA Effective Date, “Incremental Pari Passu Indebtedness”), other than (x) any Incremental Pari Passu Indebtedness the proceeds of which are applied to refinance outstanding Term Loans and (y) any Permitted Pari Passu Indebtedness the proceeds of which are applied to refinance outstanding Permitted Pari Passu Indebtedness, shall exceed $800,000,000, the Secured Leverage Ratio on a Pro Forma Basis computed as of the last day of the most recently-ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) shall not exceed 2.25 to 1.0, and (D) the Borrower shall have delivered a certificate of a Financial Officer to the effect set forth in clauses (A), (B) and, if applicable, (C), above, together with reasonably detailed calculations demonstrating compliance with clauses (B) and, if applicable, (C), above. Notwithstanding anything to the contrary herein, the aggregate principal amount of all Incremental Pari Passu Indebtedness, other than (x) any Incremental Pari Passu Indebtedness the proceeds of which are applied to refinance outstanding Term Loans and (y) any Permitted Pari Passu Indebtedness the proceeds of which are applied to refinance outstanding Permitted Pari Passu Indebtedness, shall not exceed $1,600,000,000. Each Incremental Facility shall be in an amount that is an integral multiple of

$5,000,000 and not less than $50,000,000, provided that an Incremental Facility may be in any amount less than $50,000,000 if such amount represents all the remaining availability under the Incremental Facilities pursuant to the immediately preceding sentence.”

(d) Section 2.01(g)(ii) of the Credit Agreement is hereby amended by (i) replacing the words “and (2)” immediately after Clause (B)(1) of the second sentence with the following:

“, (2) may be effected by increasing the Revolving Commitments then having a commitment availability period ending on the latest Revolving Maturity Date and (3)”

(e) Section 2.01 of the Credit Agreement is hereby amended by adding the following new paragraph (i) immediately after paragraph (h):

(i) Additional Conversions of Tranche B-1 Term Loans. (i) At any time after the Second ARCA First Amendment Effective Date, the Borrower may request that any Tranche B-1 Lender convert all or a portion of its Tranche B-1 Term Loans into Tranche B-2 Term Loans. Any Tranche B-1 Lender wishing to agree to such a conversion shall deliver to the Administrative Agent a duly completed Conversion Agreement. Upon the acceptance by the Administrative Agent and the Borrower of such Conversion Agreement, the Tranche B-1 Term Loans of such Tranche B-1 Lender specified therein shall be converted into an equal principal amount of Tranche B-2 Term Loans.

(ii) The initial Interest Period applicable to each Tranche B-2 Term Loan resulting from the conversion of a Tranche B-1 Term Loan pursuant to clause (i) above that is a Eurodollar Loan shall be the then-current Interest Period applicable to the Tranche B-1 Term Loan from which it is converted with no conversion into a different Interest Period, payment or prepayment of such Tranche B-1 Term Loan being deemed to have occurred solely due to such conversion.

(iii) On a quarterly basis, the Administrative Agent shall notify the Lenders of the aggregate amount of Tranche B-1 Term Loans that have been converted into Tranche B-2 Term Loans pursuant to this Section 2.01(i) during the preceding quarter.

(f) Section 5.01(f) of the Credit Agreement is hereby amended by replacing the words “or (ii), with the following:

“, (ii) copies of any statement or report furnished to RUS in connection with the RUS Grant and Security Agreement or (iii)”

(g) Section 5.11(b) of the Credit Agreement is hereby amended by deleting the reference to “(other than any real property or improvements thereto or any interest therein)” in that section and replacing it with:

“(other than (i) any real property or improvements thereto or any interest therein, (ii) any RUS Grant Funds or (iii) any asset purchased with RUS Grant Funds and any proceeds thereof)”

(h) Section 6.01(a)(xviii) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(xviii) Permitted Pari Passu Indebtedness; provided that the aggregate principal amount of all Incremental Pari Passu Indebtedness, other than (x) Incremental Pari Passu Indebtedness the proceeds of which are applied to refinance outstanding Term Loans and (y) any Permitted Pari Passu Indebtedness the proceeds of which are applied to refinance outstanding Permitted Pari Passu Indebtedness, shall not exceed $1,600,000,000; provided further, that if at the time of incurrence of any Permitted Pari Passu Indebtedness the aggregate principal amount of all Incremental Pari Passu Indebtedness other than (x) any Incremental Pari Passu Indebtedness the proceeds of which are applied to refinance outstanding Term Loans and (y) any Permitted Pari Passu Indebtedness the proceeds of which are applied to refinance outstanding Permitted Pari Passu Indebtedness shall exceed $800,000,000, (1) the Secured Leverage Ratio on a Pro Forma Basis computed as of the last day of the most recently-ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) shall not exceed 2.25 to 1.0 and (2) the Borrower shall have delivered a certificate of a Financial Officer to the effect set forth in the preceding clause (1), together with reasonably detailed calculations demonstrating compliance with the preceding clause (1).”

(i) Section 6.02 of the Credit Agreement is hereby amended by (i) deleting the word “and” immediately after clause (n) of that section and (ii) inserting the word “and” and the following new clause (p) immediately after clause (o) of that section:

“(p) Liens on Excluded RUS Grant Assets in favor of RUS granted pursuant to a RUS Grant and Security Agreement; provided that aggregate amount of RUS Grant Funds shall not exceed $275,000,000”

(j) Section 6.10 of the Credit Agreement is hereby amended by (i) deleting the word “and” immediately after clause (vii) of the proviso in that section and (ii) inserting the word “and” and the following new clause (ix) immediately after clause (viii) of the proviso in that section:

“(ix) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by the RUS Grant and Security Agreements if such restrictions or conditions apply only to Excluded RUS Grant Assets.”

(k) Exhibit G to the Credit Agreement is amended by replacing each reference to “Tranche A” with “[Tranche A] [Tranche B-1].”

Section 3. Amendments to the Security Agreement.

(a) Section 1(c) of the Security Agreement is hereby amended by adding the following new definition in appropriate alphabetical order:

“RUS Pledged Deposit Account” means any deposit account of a RUS Grantee that is required to be pledged to the RUS under a RUS Grant and Security Agreement, but only if such deposit account holds only (i) RUS Grant Funds and (ii) additional funds required to be contributed by the Grantees under the RUS Grant and Security Agreement, such amount not to exceed 25% of the average aggregate amount of funds under clauses (i) and (ii) of this definition.

(b) Section 2(a)(iii) of the Security Agreement is hereby amended and restated in its entirety to read as follows:

“(iii) all Deposit Accounts (other than RUS Pledged Deposit Accounts);”

(c) Section 2(a) of the Security Agreement is hereby amended by (i) deleting the word “and” immediately after clause (C) of the proviso to that section and (ii) inserting the word “and” and the following new clause (E) immediately after clause (D) of that section:

“(E) any assets encumbered by liens permitted by Sections 6.02(e) and 6.02(p) of the Credit Agreement.”

(d) Section 7(a) of the Security Agreement is hereby amended by inserting the following proviso at the end of the first sentence thereof:

“provided that this Section 7(a) shall not apply to any cash held in a RUS Pledged Deposit Account that is required to be so held pursuant to the RUS Grant and Security Agreement.”

(e) The subclause in Section 13(a) of the Security Agreement starting with the word “second” is hereby amended in its entirety to read as follows:

“second”, to pay the unpaid principal of the Secured Obligations and any breakage, termination or other payments due under Swap Agreements and Cash Management Agreements (including without limitation, but only to the extent of, any cash constituting, or proceeds of, Restricted Collateral, the Secured Bond Obligations secured thereby), ratably (or provide for the payment thereof pursuant to Section 13(b), including without limitation in respect of the aggregate undrawn amount of all outstanding Letters of Credit or the obligations to make payments under Swap Agreements that cannot be quantified at such time), until payment in full of the principal of all such Secured Obligations shall have been made (or so provided for);

Section 4. Representations Correct; No Default. (a) The Borrower represents and warrants that, after giving effect to this Amendment, (i) the representations and warranties contained in the Loan Documents that are qualified by materiality are true and correct, and the representations and warranties that are not so qualified are true and correct in all material respects, in each case as though made on and as of the date hereof (other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warrant is true and correct in all material respects as of such earlier date) and (ii) no Default has occurred and is continuing as of the date hereof.

(b) The Borrower represents and warrants, on and as of the date hereof, that (i) it has the requisite power to execute and deliver this Amendment, and all corporate or other action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Amendment has been duly and validly taken; (ii) this Amendment has been duly authorized, executed and delivered by it and (iii) no material Governmental Authorization is or will be required in connection with the execution and delivery of this Amendment.

(c) The Borrower represents and warrants that this Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telefacsimile or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 6. Costs and Expenses. Without limiting the obligations of Borrower under the Credit Agreement, the Borrower agrees to pay to the Administrative Agent all of the Administrative Agent’s reasonable out-of-pocket expenses, paid or payable in connection with the preparation, negotiation, execution and delivery of this Amendment, including the reasonable fees, charges and disbursements of counsel to the Administrative Agent in connection with the foregoing.

Section 7. Effectiveness. (a) This Amendment shall become effective as of the date hereof on the date (the “Second ARCA First Amendment Effective Date”) when the Administrative Agent shall have received:

(i) duly executed counterparts hereof signed by the Borrower and the Required Lenders (or, in the case of any Lender as to which an executed counterpart shall not have been received, the Administrative Agent shall have received facsimile or other written confirmation from such party of execution of a counterpart hereof by such Lender);

(ii) each Loan Party not a party hereto shall have entered into a reaffirmation agreement in form and substance reasonably satisfactory to the Administrative Agent; and

(iii) with respect to each Lender that shall have delivered a signed counterpart hereof to the Administrative Agent as set forth in clause (i) above at or prior to 5:00 p.m., New York City time, on September 16, 2010, an amendment fee payable by the Borrower for the account of each such Lender in an amount equal to 0.10% of the sum of such Lender’s Revolving Commitment (if any, and whether used or unused) and the principal amount of such Lender’s Term Loans outstanding on such date.

(b) Except as expressly set forth herein, the amendment contained herein shall not constitute a waiver or amendment of any term or condition of the Credit Agreement or any other Loan Document, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

Section 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date and year first above written.

WINDSTREAM CORPORATION, as Borrower

By:	/s/ Jeffery R. Gardner
	Name:	Jeffery R. Gardner
	Title:	President and Chief Executive Officer

Signature Page to

Amendment No. 1 to Second ARCA

JPMORGAN CHASE BANK, N.A., as
Administrative Agent, Collateral Agent and a Lender

By:	/s/ Christophe Vohmann
	Name:	Christophe Vohmann
	Title:	Executive Director

Signature Page to

Amendment No. 1 to Second ARCA

[OTHER LENDERS]

By:	[On file with Administrative Agent]
Name:
Title:

Signature Page to

Amendment No. 1 to Second ARCA